Exhibit 99.1

TESALCA-99 S.A. and Subsidiaries

Consolidated Financial Statements

December 31, 2008 and 2007

TESALCA-99 S.A. and Subsidiaries

Index

December 31, 2008 and 2007

Page(s)

Consolidated Financial Statements

Independent Auditor’s Report	3

Consolidated Balance Sheets	4

Consolidated Statements of Operations	5

Consolidated Statements of Changes in Shareholders’ Equity and Comprehensive Income/(Loss)	6

Consolidated Statements of Cash Flows	7

Notes to Consolidated Financial Statements	8–28

INDEPENDENT AUDITOR’S REPORT

To the Board of Directors of

TESALCA-99, S.A.

We have audited the accompanying consolidated balance sheets of TESALCA-99, S.A. and subsidiaries as of December 31, 2008 and 2007, and the related consolidated statements of operations, changes in shareholders’ equity and comprehensive income (loss) and cash flows for the years then ended. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in the United States of America as established by the American Institute of Certified Public Accountants. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement.  An audit includes consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting.  Accordingly, we express no such opinion.  An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation.  We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of TESALCA-99, S.A. and subsidiaries as of December 31, 2008 and 2007, and the results of their operations and their cash flows for the years then ended in conformity with accounting principles generally accepted in the United States of America.

AUDIHISPANA GRANT THORNTON, S.L.P.

Joan Vall

Barcelona, Spain

February 17, 2010

TESALCA-99 S.A. and Subsidiaries

Consolidated Balance Sheets

December 31, 2008 and 2007

(in Euros)	2008	2007

Assets
Current assets
Cash and cash equivalents	€188,918	€257,161
Accounts receivable, net	8,672,923	12,342,721
Inventories, net	3,522,855	4,219,245
Other current assets	53,692	102,207
Total current assets	12,438,388	16,921,334
Property, plant and equipment, net	50,078,315	52,571,742
Intangibles and loan acquisition costs, net	192,687	244,760
Other noncurrent assets	217,283	199,535
Total assets	€62,926,673	€69,937,371

Liabilities and Shareholders’ Equity
Current liabilities
Short-term borrowings	€6,964,429	€2,388,179
Accounts payable and accrued liabilities	5,618,814	3,635,724
Deferred income taxes	42,881	166,022
Income taxes payable	—	6,290
Current portion of long-term debt	13,610,949	17,124,144
Total current liabilities	26,237,073	23,320,359
Long-term debt	6,369,643	8,123,629
Deferred income taxes	6,267,147	8,912,469
Total liabilities	38,873,863	40,180,818

Commitments and Contingencies (Note 11)

Shareholders’ equity
Common shares, €6.00 par value - 400,675 shares authorized, issued and outstanding	2,404,050	2,404,050
Retained earnings	21,748,142	27,352,805
Accumulated other comprehensive	(99,382)	(302)
Total shareholders’ equity	24,052,810	29,756,553
Total liabilities and shareholders’ equity	€62,926,673	€69,937,371

The accompanying notes are an integral part of these consolidated financial statements.

TESALCA-99 S.A. and Subsidiaries

Consolidated Statements of Operations

Years Ended December 31, 2008 and 2007

(in Euros)	2008	2007

Net sales	€36,465,730	€61,791,290
Cost of goods sold	36,472,585	47,884,889

Gross (loss) profit	(6,855)	13,906,401
Selling, general and administrative expenses	6,725,001	10,366,465

Operating (loss) income	(6,731,856)	3,539,935

Interest expense, net	1,430,008	1,329,119
Foreign currency and other loss (gain), net	35,622	(33,897)

(Loss) income before income tax from continued operations	(8,197,486)	2,244,714
Income tax (benefit) expense from continued operations	(2,592,823)	476,076

Net (loss) income from continued operations	(5,604,663)	1,768,638
Loss from discontinued operations	—	(70,419)
Income tax benefit from discontinued operations	—	(18,966)
Net loss from discontinued operations	—	(51,453)

Total net (loss) income	€(5,604,663)	€1,717,185

The accompanying notes are an integral part of these consolidated financial statements.

TESALCA-99 S.A. and Subsidiaries

Consolidated Statements of Changes in Shareholders’ Equity and Comprehensive Income (Loss)

Years Ended December 31, 2008 and 2007

			Accumulated Other
	Common	Retained	Comprenhensive		Comprenhensive
(in Euros)	Shares	Earnings	Loss	Total	Income (Loss)

Balances at December 31, 2006	€2,404,050	€27,024,710	€—	€29,428,760

Net income	—	1,717,185	—	1,717,185	€1,717,185
Dividends paid to owners	—	(1,389,090)	—	(1,389,090)
Currency translation adjustment	—	—	(302)	(302)	(302)

Balances at December 31, 2007	2,404,050	27,352,805	(302)	29,756,553
					€1,716,883

Net loss	—	(5,604,663)	—	(5,604,663)	€(5,604,663)
Currency translation adjustment	—	—	(99,080)	(99,080)	(99,081)

Balances at December 31, 2008	2,404,050	21,748,142	(99,382)	24,052,810

					€(5,703,744)

The accompanying notes are an integral part of these consolidated financial statements.

TESALCA-99 S.A. and Subsidiaries

Consolidated Statements of Cash Flows

Years Ended December 31, 2008 and 2007

(in Euros)	2008	2007

Operating activities
Net (loss) income	€(5,604,663)	€1,717,185
Adjustments to reconcile net (loss) income to net cash provided by operating activities:
Loss on sale of Nutex	—	77,017
Deferred income taxes	(2,592,823)	311,178
Depreciation and amortization	4,656,426	4,593,362
Changes in operating assets and liabilities:
Accounts receivable, net	3,669,798	4,774,054
Inventories, net	696,390	(392,679)
Other current assets	30,767	569,217
Accounts payable and accrued liabilities	2,090,407	(4,884,731)
Net cash provided by operating activities	2,946,302	6,764,603

Investing activities
Purchases of property, plant and equipment	(2,074,686)	(2,112,082)
Acquisition of intangibles	(36,240)	(77,664)
Proceeds from sale of Nutex		139,543
Net cash used in investing activities	(2,110,926)	(2,050,203)

Financing activities
Proceeds from borrowings	4,576,250	—
Repayment of borrowings	(5,380,788)	(4,294,707)
Dividends paid to owners	—	(1,389,090)
Net cash used in financing activities	(804,538)	(5,683,797)
Effect of exchange rate changes on cash	(99,081)	(302)
Net decrease in cash and cash equivalents	(68,243)	(969,699)
Cash and cash equivalents at beginning of period	257,161	1,226,860
Cash and cash equivalents at end of period	€188,918	€257,161

Supplemental cash flow information
Cash payments for interest	1,428,510	1,333,097
Cash payments of income taxes	26,104	271,441

The accompanying notes are an integral part of these consolidated financial statements.

TESALCA-99 S.A. and Subsidiaries

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

December 31, 2008 and 2007

1.                            Background and Basis of Consolidation

Background

Tesalca 99, S.A. (the “Company” or “Tesalca”) is a private manufacturer and marketer of non-woven roll good products, incorporated in Barcelona, Spain. As of December 31, 2008 and 2007, Grupo Corinpa S.L. (a private Spanish company) (“Grupo Corinpa”) owned 99.99% of the Company’s shares. The remaining .01% is owned by Texnovo S.A. (a private Spanish company) (“Texnovo”) that is also principally owned by Grupo Corinpa. Further, the Company has a 0.01% ownership interest in Texnovo.

The Company’s main activity is the manufacturing and distribution of spunbonded non-wovens for the hygienic industry. Tesalca’s principal market is the European Union.

Basis of Consolidation

The accompanying consolidated financial statements include the accounts of Tesalca - 99, S.A. and all majority-owned subsidiaries after elimination of all significant intercompany accounts and transactions. The accounts of all foreign subsidiaries have been included on the basis of fiscal periods ended on the same dates as the accompanying consolidated financial statements.

Divestitures and Acquisitions

On June 19, 2007 the Company disposed of its 70% investment in Nutex Concepts of North Carolina Corporation (“Nutex”), recording a pre-tax loss on the sale of €77,017. Nutex is a marketer of nonwoven products in the United States of America.

In November 2007, Tesalca incorporated Tesalca Polska Sp zoo (“Tesalca Polska”). Tesalca Polska is a 100% owned legal entity and was created to construct a production facility in Poland in order to expand production activity into Eastern Europe. As of December 31, 2008, Tesalca Polska had already adquired the land for the construction of the facility.

All amounts are presented in Euro’s, unless otherwise noted.

2.                            Summary of Significant Accounting Policies

Basis of Presentation and Liquidity

The accompanying financial statements have been prepared on the basis of accounting principles applicable to a going concern, which contemplates the realization of assets and extinguishment of liabilities in the normal course of business. As of December 31, 2008, the Company’s current liabilities exceeded its current assets in the amount of € 13.7 million.  This situation is primarily due to a decrease of net sales as a result of the economic downturn and the classification of a certain long-term debt as current, due to technical defaults associated with the credit agreements (as further described below and in Note 7. “Debt”).

As discussed in Note 13. “Subsequent Events”, on December 2, 2009, PGI Spain, a wholly-owned subsidiary of Polymer Group, Inc. (“PGI”) completed the initial phase of the acquisition, from Grupo Corinpa of certain assets and operations of the nonwovens businesses of the Company. Further, on December 2, 2009, the Company signed a refinancing agreement whereby the Company’s outstanding debt obligations will be repaid through January 2017. Under the terms of the refinancing, the Company will repay the debt obligations with the proceeds obtained from the operating lease and certain capital contributions

TESALCA-99 S.A. and Subsidiaries

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

December 31, 2008 and 2007

from its current shareholders. The Company’s projected cash flows will satisfy principal and interest payments as they become due.

Management believes that actions taken will enable the Company to improve its future profitability, and service its liabilities as they become due. As a result, the financial statements do not include any adjustments to reflect the possible future effects on the recoverability and classification of assets or the amounts and classification of liabilities that may result from the outcome of the Company’s ability to continue as a going concern.

Use of Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the amounts reported in the financial statements and accompanying notes. The accounting estimates that require management’s most significant judgments include the valuation of allowances for accounts receivable and inventory, the assessment of recoverability of long-lived assets, the recognition and measurement of current and deferred income tax amounts and tax contingency reserves. These estimates are reviewed periodically to determine if a change is required. Actual results could differ from those estimates.

An allowance for doubtful accounts is established by the Company based upon factors including the credit risk of specific customers, the age of the receivables, credit insurance policies, historical trends and other information. Management believes that the allowance is adequate to cover potential losses resulting from uncollectible accounts. Additionally, sales returns and allowances, a component of net sales, are recorded in the period in which the related sales are recorded. Management bases its estimate of the expense to be recorded each period on historical return and allowance levels.

The Company maintains reserves for inventories.  Such reserves for inventories can be specific to certain inventory or based on age or judgments about the overall condition of the inventory. Specific reserves are established based on a determination of the obsolescence of the inventory and whether the inventory value exceeds amounts to be recovered through expected sales price, less selling costs. Estimating sales prices, establishing write-down percentages and evaluating the condition of the inventories require judgments and estimates which impact inventory valuation and gross profits.

The Company has estimated the fair values of financial instruments as required by Statement of Financial Accounting Standards (“SFAS”) No. 107, “Disclosures about Fair Value of Financial Instruments,” using available market information and appropriate valuation methodologies. However, considerable judgment is required in interpreting market data to develop estimates of fair value for non-traded financial instruments. Accordingly, such estimates are not necessarily indicative of the amounts that the Company would realize in a current market exchange. The carrying amount of cash and cash equivalents, accounts receivable, inventories, other current assets and accounts payable and accrued liabilities are reasonable estimates of their fair values.

Revenue Recognition

Revenue from product sales is recognized when title and risks of ownership pass to the customer, which is on the date of shipment to the customer, or upon delivery to a place named by the customer, dependent upon contract terms and when collectability is reasonably assured and pricing is fixed or determinable. Revenue includes amounts billed to customers for shipping and handling. Provision for rebates, promotions, product returns and discounts to customers is recorded as a reduction in determining revenue in the same period that the revenue is recognized.

TESALCA-99 S.A. and Subsidiaries

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

December 31, 2008 and 2007

Cash Equivalents

Cash equivalents are defined as short-term investments having an original maturity of three months or less.

Accounts Receivable, Factoring and Concentration of Credit Risks

Factoring with recourse

During fiscal year 2008, the Company entered into two accounts receivable factoring arrangements with Caja de Ahorros del Monte y Piedad de Madrid (“Caja Madrid”) and Banco Sabadell that provide for the accelerated receipt of cash on available trade accounts receivable. Under the factoring agreements, the Company transfers on a revolving and recourse basis, certain of its trade accounts receivable (the “Pooled Receivables”) to the financial institutions. These transactions are accounted for as financing because the Company has not relinquished control of the Pooled Receivables and maintains continuing involvement with the transferred assets. Accordingly, the Pooled Receivables transferred under these facilities are included in accounts receivable in the accompanying consolidated balance sheet. The cash received is classified within short-term borrowings in the accompanying consolidated balance sheet.

Factoring without recourse

On November 28, 2008 the Company entered into a factoring agreement with Coface Factoring España S.L. (“COFACE”), to sell, without recourse or discount, certain company-based receivables to an unrelated third-party financial institution. Under the current terms of the factoring agreement, the maximum balance of cash advanced from COFACE at any one time is €3.0 million, which limitation is subject to change based on the level of eligible receivables, restrictions on concentration of receivables and the historical performance of the receivables sold. COFACE will pay 90% of the accounts receivable bought from the Company as a cash advance, being the remaining 10% a guarantee reserve. The agreement also requires the Company to comply with specified financial coverage ratios.

Pursuant to the terms of the agreement, the Company was required to comply with a debt coverage ratio covenant, otherwise COFACE has the right to immediately claim the reimbursement of the cash paid to the Company and once collected COFACE will be able to return to the Company the acquired accounts receivable.  As of December 31, 2008 the Company was out of compliance with the required debt coverage ratio covenant.  COFACE continued to allow the Company to access the factoring lines; however, the amounts as of December 31, 2008 were treated as factoring with recourse. Accordingly, the associated accounts receivables were reflected on the balance sheet and the cash received from COFACE, of approximately € 2.9 million, has been classified in Short-term borrowings in the Company’s Consolidated Balance Sheets.

Approximately €3.2 million of receivables were sold under the terms of the factoring agreements during the year 2008. The sale of these receivables accelerated the collection of the Company’s cash and lowered the Company’s net borrowing costs. Such sales of accounts receivable would have been reflected as a reduction of Accounts receivable, net in the Company’s Consolidated Balance Sheets had the Company been in compliance with the factoring agreement. However, as a result of the not meeting the debt coverage ratio covenant, and in accordance with the applicable criteria of SFAS No. 140, “Accounting for Transfers and Servicing of Financial Assets and Extinguishment of Liabilities” (“SFAS No. 140”), the Company maintains effective control over the transferred assets and the accounts receivable initially sold have been recognized in the balance sheet.

TESALCA-99 S.A. and Subsidiaries

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

December 31, 2008 and 2007

Concentration of credit risk

Accounts receivable potentially expose the Company to a concentration of credit risk, as defined by SFAS No. 105, “Disclosure of Information about Financial Instruments with Off-Balance Sheet Risk and Financial Instruments with Concentration of Credit Risk.” The Company provides credit in the normal course of business and performs ongoing credit evaluations on its customers’ financial condition, as deemed necessary, but generally does not require collateral to support such receivables. Customer balances are considered past due based on contractual terms and the Company does not accrue interest on the past due balances. The provision for losses on uncollectible accounts is determined principally on the basis of past collection experience applied to ongoing evaluations of the Company’s outstanding customer receivables and the associated risk of nonpayment. The allowance for doubtful accounts was €0 as of December 31, 2008 and 2007, which management believes is adequate. Management’s basis for this assertion is due to the fact that the Company utilizes third-party insurance providers to reduce the risk of collection. Four of the Company’s customers accounted for more than 10% of the Company’s sales for the year ended December 31, 2008. Three of the Company’s customers accounted for 10% of the Company’s sales for the year ended December 31, 2007. Two customers had outstanding accounts receivable that represented more than 10% of the total accounts receivable balances as of December 31, 2008 and 2007.

Inventories

Inventories are stated at the lower of cost or market. Cost is determined using the FIFO method of accounting.  Costs include direct material, direct labor and applicable manufacturing overhead.

Long-Lived Assets

Property, plant and equipment is stated at cost less accumulated depreciation. Depreciation is computed for financial reporting purposes on the straight-line method over the estimated useful lives of the related assets. The estimated useful lives established for building and improvements range from 6 to 33 years, and the estimated useful lives established for machinery, equipment and other fixed assets range from 4 to 15 years. Costs of repairs and maintenance are charged to expense as incurred.

Long-lived assets are reviewed for impairment whenever events or changes in circumstances indicate that the carrying amounts may not be recoverable. For assets held and used, an impairment may occur if projected undiscounted cash flows are not adequate to cover the carrying value of the assets. In such cases, additional analysis is conducted to determine the amount of the loss to be recognized. The impairment loss is determined by the difference between the carrying amount of the asset and the fair value of the asset, primarily measured by future discounted cash flows and other indicators of fair value. The analysis, when conducted, requires estimates of the amount and timing of projected cash flows and, where applicable, judgments associated with, among other factors, the appropriate discount rate. Such estimates are critical in determining whether any impairment charge should be recorded and the amount of such charge if an impairment loss is deemed to be necessary. In addition, future events impacting the amount, and/or timing, of cash flows for existing assets could render a write-down necessary that previously required no write-down. No impairment has been recorded as of December, 31 2008 nor as of December 31, 2007.

TESALCA-99 S.A. and Subsidiaries

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

December 31, 2008 and 2007

Derivatives

The Company records all derivative instruments as either assets or liabilities on the balance sheet at their fair value in accordance with SFAS No. 133, “Accounting for Derivative Financial Instruments and Hedging Activities”, as amended (“SFAS No. 133”). Changes in the fair value of a derivative are recorded each period in current earnings. In determining the fair value of its financial instruments, the Company has used “Level 2” observable information.  Level 2 observable inputs comprise: quoted prices for similar assets and liabilities in active markets, quoted prices for identical or similar assets or liabilities in markets that are not active (markets with few transactions), inputs other than quoted prices that are observable for the asset or liability (i.e., interest rates, yield curves, etc.), and inputs that derived principally from or corroborated by observable market data correlation or other means (market corroborated inputs).

The Company, entered into two interest collar contracts with high-quality counterparties as a result of the conditions imposed by the Sindicated credit loan. None of these derivative financial instruments have been designated as hedging. Changes in the fair value amounted to €(39) thousand and €28 thousand for the years 2008 and 2007, respectively, and were included in Foreign currency and other loss (gain), net in the Company’s Consolidated Statements of Operations..

Leases

Leases that meet certain criteria are classified as capital leases, and assets and liabilities are recorded at amounts equal to the lesser of the present value of the minimum lease payments or the fair value of the leased properties at the inception of the respective leases. Such assets are amortized on a straight-line basis over the shorter of the related lease terms or the estimated useful lives of the related assets. Amounts representing interest expense relating to the lease obligations are recorded to effect constant rates of interest over the terms of the leases. Leases that do not qualify as capital leases are classified as operating leases.

Income Taxes

The Company accounts for income taxes in accordance with SFAS No. 109, “Accounting for Income taxes”. Income taxes are accounted for under the asset and liability method. Deferred tax assets and liabilities are recognized for the estimated future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases. Deferred tax balances are adjusted to reflect tax rates, based on currently enacted tax laws, which will be in effect in the years in which the temporary differences are expected to reverse. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in the results of operations in the period that includes the enactment date. A valuation allowance is recorded to reduce the carrying amounts of deferred tax assets unless it is more likely than not that such assets will be realized. Valuation allowances are reviewed each period to analyze whether a change in circumstances has occurred to provide enough evidence to support a change in the judgment about the realization of the related deferred tax assets in future years.

Research and Development Costs

The cost of research and development is charged to expense as incurred and is included in Selling, general and administrative expenses in the Company’s Consolidated Statements of Operations. The Company incurred approximately €0 thousand and €0.3 thousand of research and development expense during the years ended December 31, 2008 and 2007, respectively.

Shipping Costs

Shipping costs include costs to physically move goods from the Company’s sites to the customers’ premises. The cost of shipping is charged to expense as incurred and is included in Selling, general and administrative expenses in the Company’s Consolidated Statements of Operations. The Company incurred €1,491 thousand and €2,986 thousand of shipping costs during the years ended December 31, 2008 and 2007, respectively.

TESALCA-99 S.A. and Subsidiaries

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

December 31, 2008 and 2007

Foreign Currency Translation

The Company accounts for, and reports, translation of foreign currency transactions and foreign currency financial statements in accordance with SFAS No. 52, “Foreign Currency Translation.” All assets and liabilities in the balance sheets of foreign subsidiaries whose functional currency is other than the Euro are translated at period-end exchange rates, while income, expenses and cash flows are translated at average exchange rates during the period. Translation gains and losses are not included in determining net income, but are presented as a separate component of accumulated other comprehensive income (loss). In addition, foreign currency transaction gains and losses are included in the determination of net income (loss).

Recently Issued Accounting Standards

In July 2006, the FASB issued FASB Interpretation No. 48, “Accounting for Uncertainty in Income Taxes - an interpretation of FASB Statement No. 109” (“FIN 48”), which clarifies the accounting for uncertainty in income taxes recognized in an enterprise’s financial statements in accordance with SFAS No. 109, “Accounting for Income Taxes.” It prescribes a recognition threshold and measurement attribute for the financial statement recognition and measurement of an income tax position taken or expected to be taken in an income tax return. It also provides guidance on derecognition, classification, interest and penalties, accounting in interim periods, disclosure, and transition. FIN 48 is effective for fiscal years beginning after December 15, 2008 for nonpublic companies. The Company is currently evaluating the impact that FIN 48 will have on its results of operations, financial position or cash flows.

In September 2006, the Financial Accounting Standards Board (“FASB”) issued SFAS No. 157, “Fair Value Measurements” (“SFAS No. 157”), which clarifies the definition of fair value whenever another standard requires or permits assets or liabilities to be measured at fair value. Specifically, the standard clarifies that fair value should be based on the assumptions market participants would use when pricing the asset or liability, and establishes a fair value hierarchy that prioritizes the information used to develop those assumptions. SFAS No. 157 does not expand the use of fair value to any new circumstances, and must be applied on a prospective basis except in certain cases. The standard also requires expanded financial statement disclosures about fair value measurements, including disclosure of the methods used and the effect on earnings.

In February 2008, FASB Staff Position (“FSP”) FAS No. 157-2, “Effective Date of FASB Statement No. 157” (“FSP No. 157-2”) was issued. FSP No. 157-2 defers the effective date of SFAS No. 157 to fiscal years beginning after December 15, 2008, and interim periods within those fiscal years, for all nonfinancial assets and liabilities, except those that are recognized or disclosed at fair value in the financial statements on a recurring basis (at least annually). Examples of items within the scope of FSP No. 157-2 are nonfinancial assets and nonfinancial liabilities initially measured at fair value in a business combination (but not measured at fair value in subsequent periods), and long-lived assets, such as property, plant and equipment and intangible assets measured at fair value for an impairment assessment under SFAS No. 144, “Accounting for the Impairment or Disposal of long-lived Assets.”

The partial adoption of SFAS No. 157 on January 1, 2008 with respect to financial assets and financial liabilities recognized or disclosed at fair value in the financial statements on a recurring basis did not have a material impact on the Company’s consolidated financial statements. See reference to “Derivatives” in Note 2 (above) for the fair value measurement disclosures for these assets and liabilities. The Company is in the process of analyzing the potential impact of SFAS No. 157 relating to its January 1, 2009 adoption of the remainder of the standard.

On January 1, 2008, the Company adopted SFAS No. 159, “The Fair Value Option for Financial Assets and Financial Liabilities, Including an amendment of FASB Statement No. 115” (“SFAS No.

TESALCA-99 S.A. and Subsidiaries

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

December 31, 2008 and 2007

159”). SFAS No. 159 permits entities to choose to measure many financial instruments and certain other items at fair value, which are not otherwise currently required to be measured at fair value. Under SFAS No. 159, the decision to measure items at fair value is made at specified election dates on an instrument-by-instrument basis and is irrevocable. Entities electing the fair value option are required to recognize changes in fair value in earnings and to expense upfront costs and fees associated with the item for which the fair value option is elected. The new standard did not impact the Company’s consolidated financial statements as the Company did not elect the fair value option for any instruments existing as of the adoption date. However, the Company currently plans to evaluate the fair value measurement election with respect to financial instruments the Company enters into in the future.

In December 2007, the FASB issued SFAS No. 141 (revised 2007), “Business Combinations” (“SFAS No. 141 (R)”). SFAS No. 141(R) changes how an entity accounts for the acquisition of a business. While it retains the requirement to account for all business combinations using the acquisition method, the new rule will apply to a wider range of transactions or events and requires, in general, acquisition-date fair value measurement of identifiable assets acquired, liabilities assumed and noncontrolling ownership interests held in the acquiree, among other items. The Company is beginning to review the provisions of SFAS No. 141(R)), which applies prospectively to business combinations with an acquisition date on or after the beginning of its fiscal year 2009.

In December 2007, the FASB issued SFAS No. 160, “Noncontrolling Interests in Consolidated financial statements: an amendment of ARB No. 51” (“SFAS No. 160”). SFAS No. 160 replaces the term minority interests with the newly-defined term of noncontrolling interests and establishes this line item as an element of shareholders’ equity, separate from the parent’s equity. SFAS No. 160 also includes expanded disclosure requirements regarding the interests of the parent and its noncontrolling interest. The Company is continuing to review the provisions of SFAS No. 160, which is effective for 2009, and currently does not expect this new accounting standard to have a significant impact on the consolidated financial statements.

In March 2008, the FASB issued SFAS No. 161, “Disclosures about Derivative Instruments and Hedging Activities: an amendment of FASB Statement No. 133” (“SFAS No. 161”) to expand the disclosure framework of SFAS No. 133, “Accounting for Derivative Instruments and and Hedging Activities.” SFAS No. 161 requires companies with derivative instruments to disclose information about how and why the Company uses derivative instruments; how the Company accounts for the derivative instruments and related hedged items under SFAS No. 133; and how derivative instruments and related hedged items affect the unaudited interim consolidated financial statements. The expanded disclosure guidance also requires the Company to provide information about its strategies and objectives for using derivative instruments; disclose credit-risk-related contingent features in derivative agreements and information about counterparty credit risk; and present fair value of derivative instruments and related gains and losses in a tabular format. SFAS No. 161 is effective for fiscal years and interim periods that begin after November 15, 2008.

In May 2008, the FASB issued SFAS No. 162, “The Hierarchy of Generally Accepted Accounting Principles” (“SFAS No. 162”). SFAS No. 162 identifies the sources of accounting principles and the framework for selecting the principles used in the preparation of financial statements of non-governmental entities that are presented in conformity with generally accepted accounting principles in the U.S. The Company currently does not anticipate that this new accounting standard will have a significant impact on the consolidated financial statements.

TESALCA-99 S.A. and Subsidiaries

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

December 31, 2008 and 2007

In May 2009, the FASB issued SFAS No. 165, “Subsequent Events” (“SFAS No. 165”) to establish general standards of accounting for events that occur after the balance sheet date and disclosures of events that occur after the balance sheet date but before the financial statements are issued or available to be issued. SFAS No. 165 introduces new terminology, defines a date through which management must evaluate subsequent events, and lists circumstances under which the Company must recognize and disclose subsequent events or transactions occurring after the balance sheet date. SFAS No. 165 was effective for interim or annual financial periods ending after June 15, 2009.

In June 2009, the FASB issued SFAS No. 168, “The FASB Accounting Standards Codification™ and the Hierarchy of Generally Accepted Accounting Principles” (“SFAS No. 168”) to replace SFAS No. 162 and establish the FASB Accounting Standards Codification™ (the “Codification”) as the source of authoritative U.S. generally accepted accounting principles recognized by the FASB to be applied to nongovernmental entities. Under SFAS No. 168, accounting literature references in consolidated financial statements issued beginning in the third quarter of fiscal 2009 will primarily reference sections of the Codification instead of a specific original accounting pronouncement. The Company adopted the authoritative guidance in the third quarter of fiscal 2009.

In June 2009, the FASB issued SFAS No. 167, “Amendments to Interpretation No 46(R)” (“SFAS No. 167”) to revise the approach to determine when a variable interest entity (“VIE”) should be consolidated. The new consolidation model for VIEs considers whether the Company has the power to direct the activities that most significantly impact the VIE’s economic performance and shares in the significant risks and rewards of the entity. The new guidance on VIEs requires companies to continually reassess VIEs to determine if they are required to apply the new criteria to determine the accounting and reporting requirements related to VIEs. The Company plans to adopt SFAS No. 167 effective January 1, 2010 and does not anticipate that this new accounting standard will have a significant impact on the consolidated financial statements.

In August 2009, the FASB issued Accounting Standards Update (ASU) 2009-05, “Measuring Liabilities at Fair Value,” to clarify how entities should estimate the fair value of liabilities. ASU 2009-05 includes clarifying guidance for circumstances in which a quoted price in an active market is not available, the effect of the existence of liability transfer restrictions, and the effect of quoted prices for the identical liability, including when the identical liability is traded as an asset. The amended guidance on measuring liabilities at fair value is effective for the first interim or annual reporting period beginning after August 28, 2009, with earlier application permitted. The Company does not believe that the adoption of ASU 2009-05 will have a significant effect on its consolidated financial statements.

TESALCA-99 S.A. and Subsidiaries

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

December 31, 2008 and 2007

In June 2009, the FASB issued SFAS No. 167, “Amendments to Interpretation No 46(R)” (“SFAS No. 167”) to revise the approach to determine when a variable interest entity (“VIE”) should be consolidated. The new consolidation model for VIEs considers whether the Company has the power to direct the activities that most significantly impact the VIE’s economic performance and shares in the significant risks and rewards of the entity. The new guidance on VIEs requires companies to continually reassess VIEs to determine if they are required to apply the new criteria to determine the accounting and reporting requirements related to VIEs. The Company plans to adopt SFAS No. 167 effective January 1, 2010 and does not anticipate that this new accounting standard will have a significant impact on the consolidated financial statements.

In August 2009, the FASB issued Accounting Standards Update (ASU) 2009-05, “Measuring Liabilities at Fair Value,” to clarify how entities should estimate the fair value of liabilities. ASU 2009-05 includes clarifying guidance for circumstances in which a quoted price in an active market is not available, the effect of the existence of liability transfer restrictions, and the effect of quoted prices for the identical liability, including when the identical liability is traded as an asset. The amended guidance on measuring liabilities at fair value is effective for the first interim or annual reporting period beginning after August 28, 2009, with earlier application permitted. The Company does not believe that the adoption of ASU 2009-05 will have a significant effect on its consolidated financial statements.

In October 2009, the FASB issued Accounting Standards Update (ASU) 2009-13, “Multiple-Deliverable Revenue Arrangements—a consensus of the FASB Emerging Issues Task Force,” to amend certain guidance related to revenue recognition. The amended guidance in ASU 2009-13: (1) modifies the separation criteria by eliminating the criterion that requires objective and reliable evidence of fair value for the undelivered item(s), and (2) eliminates the use of the residual method of allocation and instead requires that arrangement consideration be allocated, at the inception of the arrangement, to all deliverables based on their relative selling price. The amended guidance in ASU 2009-13 is effective prospectively for revenue arrangements entered into or materially modified in fiscal years beginning on or after June 15, 2010, with early application and retrospective application permitted. The Company expects to prospectively apply the amended guidance beginning January 1, 2010 and does not believe that the adoption will have a significant effect on its consolidated financial statements.

TESALCA-99 S.A. and Subsidiaries

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

December 31, 2008 and 2007

3.                            Inventories, net

Inventories consist of the following:

	December 31	December 31
	2008	2007

Finished goods	€2,154,578	€2,528,230
Raw materials and parts	1,368,277	1,691,015

	€3,522,855	€4,219,245

Inventories are net of reserves, primarily for obsolete and slow-moving inventories, of approximately € 235 thousand and € 254 thousand at December 31, 2008 and 2007, respectively. Management believes that the reserves are adequate to provide for losses in the normal course of business.

4.                            Property, Plant and Equipment

Property, plant and equipment consist of the following:

	December 31,	December 31,
	2008	2007

Land	€1,367,315	€975,230
Buildings and land improvements	9,939,789	9,939,789
Machinery, equipment and other	63,007,600	60,520,982
Construction in progress	29,155	837,277

	74,343,859	72,273,278
Less accumulated depreciation	(24,265,544)	(19,701,536)

	€50,078,315	€52,571,742

Depreciation charged to expense was €4,568 thousand and €4,496 thousand for the years ended December 31, 2008 and 2007, respectively.

Assets under capital leases included within property, plant and equipment amounted to €10,876 thousand as of December 31, 2008 and 2007. Related accumulated depreciation amounted to €2,037 thousand and €1,523 thousand as of December 31, 2008 and 2007, respectively.

TESALCA-99 S.A. and Subsidiaries

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

December 31, 2008 and 2007

5.                            Intangible and Loan Acquisition Costs

Intangibles and loan acquisition costs consist of the following:

	December, 31	December, 31
	2008	2007
Cost
Proprietary technology	€253,860	€223,988
Loan acquisition costs	424,980	424,980
Other	27,643	17,171

	706,483	666,139
Less accumulated depreciation	(513,796)	(421,379)

	€192,687	€244,760

Components of amortization expense are shown in the table below:

	December, 31	December, 31
	2008	2007
Amortization of
Intangibles with finite lives, included in selling, general and administrative expense	€35,071	€31,127
Loan acquisition costs, included in interest expense, net	53,242	66,078

	€88,313	€97,205

Intangible assets are generally amortized over 4 years. Loan acquisition costs are amortized over the life of the related debt.

Aggregate amortization expense for each of the next five years is expected to be as follows:

Fiscal Year	Amount

2009	€82,952
2010	61,119
2011	19,566
2012	10,786
2013	8,080

TESALCA-99 S.A. and Subsidiaries

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

December 31, 2008 and 2007

6.                            Short-term Borrowings

The Company has entered into revolving credit line and recourse factoring arrangements for working capital requirements. Short-term borrowings consists of the following:

	December 31, 2008
	Balance	Limit	Date entered into	Maturity	Interest
Revolving credit line
Sabadell	€919,985	€1,000,000	Sept 20, 2008	March 20, 2009	Euribor + 0.6
Santander	915,923	1,000,000	March 16, 2008	March 6, 2009	Euribor + 0.6
Bankinter	919,229	1,000,000	July 27, 2008	July 27, 2009	Euribor + 0.6
Caja de Ahorros y Monte de Piedad de Madrid	630,459	700,000	Nov 7, 2008	Nov 7, 2009	Euribor + 0.75
Recourse factoring agreements
Sabadell	153,853	660,000	Sept 20, 2008	March 20, 2009	Euribor + 1.2
Caja de Ahorros y Monte de Piedad de Madrid	499,614	500,000	Nov 7, 2008	Nov 7, 2009	Euribor + 0.75
COFACE	2,925,366	3,000,000	Nov 28, 2008	Dec 31, 2008	Euribor + 1.5
	€6,964,429

	December 31, 2007
	Balance	Limit	Date entered into	Maturity	Interest
Revolving credit line
Sabadell	€282,279	€1,000,000	Sept 4, 2007	Sept 20, 2008	Euribor + 0.6
Santander	599,493	1,000,000	May 11, 2007	May 8, 2008	Euribor + 0.6
Bankinter	725,495	1,000,000	July 27, 2007	July 27, 2008	Euribor + 0.6
Banesto	547,273	1,000,000	July 26, 2007	July 26, 2008	Euribor + 0.5
BBVA	233,639	1,000,000	Nov 8, 2005	Nov 7, 2008	Euribor + 0.6
	€2,388,179

The three month Euribor rate was 2.892% and 4.684% as of December 31, 2008 and 2007, respectively. There are no covenants, guarantees, collateral or other restrictive conditions attributable to the short-term borrowings.

Short term borrowings due as of December 31, 2008 were refinanced as described further in Note 13. “Subsequent Events”.

TESALCA-99 S.A. and Subsidiaries

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

December 31, 2008 and 2007

7.                            Debt

Long-term debt consists of the following:

	December 31, 2008
	Total Long- Term Debt	Current Portion of Long-Term Debt	Long-Term Debt less Current Portion

Syndicated loan	€8,422,000	€8,422,000	€—
Government loans
Science and Technology Ministry	1,473,702	196,726	1,276,976
Technological Industrial Development Center	1,314,631	1,314,631	—
Credit agreements
Banesto	769,106	246,220	522,886
Sabadell	1,200,000	1,200,000	—
Santander	855,429	855,429	—
Financing obligation	5,269,710	957,927	4,311,783
Lease obligations	562,407	304,409	257,998
Total long-term debt	€19,866,985	€13,497,342	€6,369,643

	December 31, 2007
	Total Long- Term Debt	Current Portion of Long-Term Debt	Long-Term Debt less Current Portion

Syndicated loan	€12,633,000	€12,633,000	€—
Government loans
Science and Technology Ministry	1,686,858	212,824	1,474,034
Technological Industrial Development Center	1,550,434	1,550,434	—
Credit agreements
Banesto	1,000,000	278,510	721,490
Sabadell	1,200,000	1,200,000	—
Financing obligation	6,189,545	919,835	5,269,710
Lease obligations	987,936	329,541	658,395
Total long-term debt	€25,247,773	€17,124,144	€8,123,629

Unless otherwise noted (below), the Company was in compliance with all financial and non-financial covenants. The three month Euribor rate was 2.892% and 4.684% as of December 31, 2008 and 2007, respectively.

Syndicated Loan

On December 17, 2004, the Company signed a Syndicated Loan (“The Syndicated Loan”) with Banco de Sabadell, S.A. as lead arranger amounting to € 19,700,000. The Syndicated Loan consisted of two term facilities:

•                  Term A facility amounting to € 14,500,000 exclusively for the Company’s partial financing of the acquisition of certain capital expenditures.

•                  Term B facility amounting to € 5,200,000 exclusively for the Company’s early repayment of the outstanding amounts due related to (i) the syndicated loan granted to Tesalca on December 22, 1999 for a principal amount of € 2,404,048 and (ii) the syndicated loan granted to Tesalca on December 19, 2001 for a principal amount of € 7,212,000.

TESALCA-99 S.A. and Subsidiaries

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

December 31, 2008 and 2007

The term of this credit agreement is six years and the interest rate is EURIBOR + 0.8%, on a quarterly basis. Principal amount is due in semi-annual payments of € 2,105,500. As of December 31, 2008 and 2007, the amount outstanding under this facility was € 8,422,000 and € 12,633,000, respectively.

The Syndicated Loan limits the Company’s ability, among other things, to: incur additional indebtedness; sell, transfer, mortgage or pledge any asset; engage in consolidations, mergers or sales of substantially all of the Company’s assets; guarantee indebtedness; make distributions in respect of the Company’s common stock; change the percentage of ownership from the Company’s current shareholders; use the borrowings received under this loan; and incur liens, without the authorization of the lenders.

According to the terms of the Syndicated Loan proceeds from asset sales should be used to repay any outstanding debt, otherwise the debt could be called by the lenders. During 2007, the Company received proceeds from an equipment manufacturer as an indemnification for under performance on the purchased machinery with the funds borrowed under the Syndicated Loan. The Company used the proceeds corresponding to the indemnification to attend its working capital requirements and did not receive a waiver in writing from the Lenders to use the proceeds of the sale of equipment for operating purposes. As a result, amounts outstanding as of December 31, 2008 and 2007 on the Syndicated Loan have been classified as Current portion of long-term debt in the Company’s Consolidated Balance Sheets.

The Company continues to fully service the interest and principal repayments as these are due in accordance with the original terms and maturities, including principal repayment of € 4.2 million during 2008.

Government loans

The Company received interest-free loans from two Spanish Government Institutions for research and development purposes and to finance capital expenditures. The terms of the loans ranged from 8 to 12 years. These loans also provided for a two-year grace period before repayment of principal was required. As of December 31, 2008 and 2007, the amount outstanding under these loans was € 2,788,333 and € 3,237,292, respectively.

The terms of the Loan with the Technological Industrial Development Center limits the Company’s ability to pay dividends, incur liens and mortgage or pledge any asset without their authorization, otherwise the loan could be called. Because the Company paid dividends in 2007, outstanding debt balances as of December 31, 2008 and 2007 have been classified as Current portion of long-term debt in the Company’s Consolidated Balance Sheets.

The Company continues to fully service the principal repayments as these amounts become due. In addition, on July 1, 2009, the Technological Industrial Development Center granted the Company € 1.1 million of additional borrowings as they continue to invest in research and development and qualify to receive funds under their programs.

Credit Agreements

Banesto

On December 2007, the Company signed a Credit Agreement with Banco Español de Crédito S.A. The total amount borrowed was € 1million. The term of this credit agreement was five years and the interest rate is EURIBOR + 0.75%, on a quarterly

TESALCA-99 S.A. and Subsidiaries

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

December 31, 2008 and 2007

basis. As of December 31, 2008 and 2007, the amount outstanding under this facility was € 769,106 and € 1,000,000, respectively.

Sabadell

On July 26, 2006, the Company signed a Credit Agreement with Banco Sabadell (“Sabadell”). The total amount borrowed was € 1.2 million. This Credit agreement is subsidized by the Consorci de Promoció Comercial de Catalunya (“COPCA”), due to its purposes of stimulating the competitiveness in companies that want to increase their international presence. The term of this credit agreement is one year, renewable annually, and the interest rate is EURIBOR plus a spread on a quarterly basis. The subsidy consists on the payment of the interest expense spread by the COPCA. As of December 31, 2008 and 2007, the amount outstanding under this facility was € 1,200,000.

Santander

On March 26, 2008, the Company signed a Credit Agreement with Santander Central Hispano (“Santander”). The total amount borrowed was € 0.9 million.  The term of this credit agreement is one year and the interest rate is EURIBOR + 0.5%, on a quarterly basis. As of December 31, 2008, the amount outstanding under this facility was € 855,429.

This loan was borrowed as an advanced payment for the loan granted on July 1, 2009 by the Technological Industrial Development Center amounting to € 1.1 million described above.

Financing Obligation

During 1999, 2001 and 2004, the Company entered into various sale-leaseback transactions involving their facility in Tarragona, Spain. The Company continues to occupy the facility through a leasing arrangement until 2015 with the third-party purchaser, which requires lease payments reviewed semi-annually at an interest of Euribor + 0.8%. The Company received cash proceeds of approximately € 9.8 million and retained a purchase option right. As of December 31, 2008 and 2007, the amount outstanding under this facility was € 5,269,710 and € 6,189,545, respectively.

Due to the Company’s continuing involvement in the property, the Company was precluded from recording the transaction as a sale. The transaction was recorded under the financing method in accordance with SFAS No. 98 “Accounting for Leases” and SFAS No. 66, “Accounting for Sales of Real Estate”.  Accordingly, the value of the buildings, equipment and land will remain on the Company’s books and the buildings and equipment will continue to be depreciated over their remaining useful lives. The proceeds received have been recorded as a financing obligation. A portion of the lease payments are recorded as a decrease to the financing obligation and the other portion is recognized as interest expense.

The sale-leaseback agreement limits the Company’s ability, among other things, to: incur additional indebtedness; sell, transfer, mortgage or pledge any asset; engage in consolidations, mergers or sales of substantially all of their assets; guarantee indebtedness; make distributions in respect of their common stock; change the percentage of ownership from their current shareholders; incur liens, without the authorization of the third-party purchaser.

TESALCA-99 S.A. and Subsidiaries

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

December 31, 2008 and 2007

Lease Obligations

The Company leases certain equipment and vehicles under finance leases.  These leases have terms that range from 4 to 6 years.  None of the leases include a bargain purchase option.  As of December 31, 2008 and 2007, the amounts outstanding under these obligations were € 562,407 and € 987,936, respectively.

The future minimum payments under capitalized leases at December 31, 2008, consisted of the following:

Fiscal Year	Amount

2009	€339,627
2010	194,275
2011	83,108
2012	52,678

Total minimum lease payments	669,688
Less amounts representing interest	(107,281)

Present value of net minimum leases included in long-term debt	€562,407

Scheduled Maturities

The scheduled maturities of long-term debt at December 31, 2008 are as follows:

	Syndicated Loan	Government Loans	Credit Agreements	Financing Obligation	Lease Obligations	Total Long term debt

2009	€8,422,000	€1,511,357	€2,301,649	€957,927	€304,409	€13,497,342
2010	—	196,726	522,886	996,919	164,674	1,881,205
2011	—	196,726	—	710,600	61,877	969,203
2013	—	196,726	—	738,094	31,447	966,267
2013	—	196,726	—	415,463	—	612,189
2014 and thereafter	—	490,072	—	1,450,707	—	1,940,779

	€8,422,000	€2,788,333	€2,824,535	€5,269,710	€562,407	€19,866,985

8.                            Foreign Currency and Other Loss (Gain), net

The disclosure of interest foreign currency and other loss (gain) is as follows:

	December, 31	December, 31
	2008	2007

Foreign currency income	€(3,618)	€(5,638)
Change in fair value of derivative instruments	39,240	(28,212)
Other	—	(47)
	€35,622	€(33,897)

9.                            Income Taxes

The components of income tax expense (benefit) are as follows:

	December 31,	December 31,
	2008	2007
Current Income tax expense	€—	€145,932
Deferred Income tax (benefit) expense	(2,592,823)	311,178
	€(2,592,823)	€457,110

Management judgment is required in determining tax provisions and evaluating tax positions. Although management believes its tax positions and related provisions reflected in the consolidated financial statements are fully supportable, it recognizes that these tax positions and related provisions may be challenged by various tax authorities. These tax positions and related provisions

TESALCA-99 S.A. and Subsidiaries

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

December 31, 2008 and 2007

are reviewed on an ongoing basis and are adjusted as additional facts and information become available, including progress on tax audits, changes in interpretations of tax laws, developments in case law and closing of statute of limitations. The Company’s tax provision includes the impact of recording reserves and any changes thereto. As of December 31, 2008, the Company has a number of open tax years that range from 2003 to 2008. Although the results of current tax audits and reviews related to open tax years have not been finalized, management believes that the ultimate outcomes will not have a material adverse effect on the Company’s financial position, results of operations or cash flows.

Income taxes computed at the Company’s statutory rate differed from the provision for income taxes as follows:

	December 31,	December 31,
	2008	2007

Computed income tax (benefit) expense at statutory rate	€(2,459,246)	€725,612
Tax credits recognized in the period (used and unused)	(125,385)	(271,517)
Change in deferred taxes as a result of changes in tax rates	(24,342)	10,945
Tax effect of change in tax liability	(146)	35,882
Non deductible expenses (income)	16,296	(25,650)
Other	—	804
Income tax (benefit) expense	€(2,592,823)	€476,076

At December 31, 2008, the Company had € 5,239 thousand net operating loss carryforwards for income tax purposes that will expire in 2023.

The Company had € 410 thousand credits for income tax purposes as of December 31, 2008 that will expire from 2017 to 2023.

Deferred income taxes reflect the net tax effects of temporary differences between the carrying amounts of assets and liabilities for financial reporting purposes and the amounts used for income tax purposes, as well as net operating loss and other tax credit carryforwards. Significant components of the Company’s net deferred tax assets and liabilities are as follows:

TESALCA-99 S.A. and Subsidiaries

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

December 31, 2008 and 2007

	December 31,	December 31,
	2008	2007
Deferred tax assets:
Tax credits	€409,974	€284,589
Intangibles	82,309	20
Net operating loss and capital loss carryforwards	1,571,750	—
Other	34,082	9,597

Total deferred tax assets	2,098,115	294,206
Valuation allowance	—	—

Net deferred tax assets	2,098,115	294,206
Deferred tax liabilities:
Property, plant and equipment and intangibles, net	(8,298,995)	(8,969,268)
Inventory capitalization	(76,964)	(145,399)
Loan acquisition costs	(32,185)	(52,171)
Volume discount on sales	—	(30,220)
Total deferred tax liabilities	(8,408,144)	(9,197,058)

Net deferred tax liabilities	€(6,310,029)	€(8,902,852)

A valuation allowance is recorded when, based on the weight of the evidence, it is more likely than not that some portion, or all, of the deferred tax assets will not be realized. The ultimate realization of the deferred tax assets depends on the ability of the Company to generate sufficient taxable income of the appropriate character in the future and in the appropriate taxing jurisdictions. In assessing the realizability of the deferred tax assets, management considers, among other factors, the trend of historical and projected future taxable income, the scheduled reversal of deferred tax liabilities, the carryforward period for net operating losses and tax credits as well as tax planning strategies available to the Company. After consideration of all the evidence, both positive and negative, the Company has determined that no valuation allowance is needed for the years ended December 31, 2008 and 2007.

The Company recognizes interest and/or penalties related to income taxes as a component of income tax expense. There has not been interest and/or penalties related to income taxes on the years presented.

TESALCA-99 S.A. and Subsidiaries

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

December 31, 2008 and 2007

10.                     Related Party Transactions

As indicated earlier, as of December 31, 2008 and 2007 Grupo Corinpa owned 99.99% of the Company’s shares.

Below is a summary of transactions that the Company had with related party legal entities.

Sales of goods and services

	December 31,	December 31,
	2008	2007
Sale of goods
Icasa	€24,872	€—
Texnovo	1,436,221	327,178
Trace Tecnologías	13,346	33,803

	€1,474,439	€360,981

Sale of services
Texnovo	€83,520	€97,058

	€83,520	€97,058

Purchases of goods and services

	December 31,	December 31,
	2008	2007

Purchase of goods
Texnovo	€615,193	€331,472

	€615,193	€331,472

Purchase of services
Grupo Corinpa	€400,000	€525,000
Texnovo	9,091	41,547
Trace Tecnologías	3,145	—

	€412,236	€566,547

Sales and of goods relate mainly to raw materials and finished goods. Sales and purchases of services relate to services rendered and received relating to commissions and technical advice.

Outstanding balances as of year end are included in Accounts receivable, net and in Accounts payable and accrued liabilities in the Company’s Consolidated Balance Sheets, and are as follows:

	December 31,	December 31,
	2008	2007

Amounts due from related parties
Trace Tecnologías	€11,525	€39,212
Texnovo	380,502	146,536

	€392,027	€185,748

Amounts due to related parties
Trace Tecnologías	€3,648	€—
Texnovo	454,968	4,336

	€458,616	€4,336

TESALCA-99 S.A. and Subsidiaries

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

December 31, 2008 and 2007

Loan to Texnovo S.A,

The loan to Texnovo represents an interest-free long term receivable due from Texnovo amounting € 172 thousand as of December 31, 2008 and 2007. The outstanding balance is included in Other noncurrent assets in the Company’s Consolidated Balance Sheets.

Investments on related parties

The Company has an investment in Texnovo amounting to €30 and an investment in Trace Tecnologías amounting to €500 included in Other noncurrent assets in the Company’s Consolidated Balance Sheets.

11.                     Commitments and Contingencies

The Company is not currently a party to any pending legal proceedings other than routine litigation incidental to the business of the Company, none of which is deemed material.

Operating Lease

The Company leases certain administrative facilities under an operating lease that does not have initial or non-cancellable lease terms in excess of one year as of December 31, 2008. Rent expense under the operating lease amounted to € 83,712 for the years ended December 31, 2008 and 2007.

The Company leases certain equipment and vehicles under operating leases. Rent expense amounted to € 58,466 and € 18,804 in fiscal years 2008 and 2007, respectively. The expenses are recognized on a straight-line basis over the life of the lease. The approximate net minimum rental payments required under operating leases that have initial or remaining non-cancelable lease terms in excess of one year at December 31, 2008 are presented in the following table:

Rental Payment

2009	€40,696
2010	40,696
2011	—
2012	—
2013	—
2014 and thereafter	—

€81,392

Purchase commitments

On November 15, 2007, the Company entered into a Collaboration agreement (the “Collaboration Agreement”) with Texol S.r.l (“Texol”). Under this Collaboration Agreement the Company acquired certain machinery and undertook the commitment to purchase certain amounts of non-woven laminate and perforated 3D, and Texol gave the Company a discount of €371 thousand. Should the Company not comply with this undertaking, it would have to repay the discount to Texol and the agreement would be automatically terminated. The Company considers that Texol did not comply with its obligations relating the vendor’s specifications of the machinery acquired and thus both would be equally responsible for the termination of the contract. The Company estimates that no additional amount will be paid to the vendor for the machinery acquired.

12.                     Discontinued Operations

In June 2007, the Company disposed of its 70% investment in Nutex Concepts of North Carolina Corporation (“Nutex”). Accordingly, the operations of Nutex have been reported as discontinued operations in 2007, as the cash flows of Nutex will be eliminated from the ongoing operations of the Company as a result of the disposal transaction, and the Company will have no continuing involvement in the operations of the business after the disposal transaction. As a result, the results of operations of Nutex have been segregated from continuing operations and included in Loss from discontinued operations in the Company’s Consolidated Statements of Operations. In accordance with the authoritative guidance related to the reporting of cash flows, the Company elected not to separate the disclosure of cash flows pertaining to discontinued operations. Net cash flows from investing and financing activities of the discontinued operation were not significant.

The following amounts, which relate to Nutex, have been segregated from continuing operations and included in Loss from discontinued operations in the Company’s Consolidated Statements of Operations:

Year Ended December 31, 2007

Net sales	€1,797,057

Pre-tax income	€6,598
Income tax expense	—
Net income	€6,598

In addition, the Company recognized a loss on the sale of its investment in Nutex of approximately €77,017 for the year ended December 31, 2007. The loss was included in Loss from discontinued operations in the Company’s Consolidated Statements of Operations. There were €18,966 of income tax benefits associated with such loss.

TESALCA-99 S.A. and Subsidiaries

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

December 31, 2008 and 2007

13.                     Subsequent Events

On December 2, 2009, PGI completed the initial phase of the previously announced acquisition, from Grupo Corinpa, of certain assets and the operations of the nonwovens businesses of Tesalca and Texnovo, which are headquartered in Barcelona, Spain. The acquisition was completed by PGI Spain.

The acquired assets include the net operating working capital, as of November 30, 2009 (defined as current assets less current liabilities excluding financial liabilities associated with the operations), the customer lists and the current book of business.  Consideration for the acquired assets consisted of approximately 1.049 million shares of PGI’s common stock, which represented approximately 5.0% of the outstanding share capital of PGI on December 2, 2009, after the effect of the issued shares.

Concurrent with this transaction, PGI Spain entered into a building and equipment lease agreement that provides PGI Spain the full and exclusive use of the land, building and equipment of Tesalca and Texnovo for a seven year period beginning December 2, 2009 through December 31, 2016.  The total rent to be paid by PGI Spain for the term of the lease is approximately € 29 million.  Pursuant to the terms of the acquisition, the Company is required to use the proceeds from the operating lease to repay its debt obligations and to pay allowed operating expenses.

On December 2, 2009, the Company signed a refinancing agreement whereby the outstanding debt obligation will be repaid through January 2017. Under the terms of the refinancing, the Company will repay a significant portion of the debt obligation with the proceeds obtained from the operating lease described above and certain capital contributions from Grupo Corinpa.